                                                                       Exhibit 5
                                CHRISTY & VIENER
                                620 FIFTH AVENUE
                         NEW YORK, NEW YORK 10020-2457
                                 (212) 632-5500
                              (212) 632-5555 (fax)



                                                        March 28, 1995


Sensormatic Electronics Corporation
500 N.W. 12th Avenue
Deerfield Beach, Florida  33442-1795

                Re:     Registration Statement on Form S-8

Gentlemen:

                We have acted as general counsel to Sensormatic Electronics Corporation, a Delaware corporation (the "Corporation"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") being filed under the Securities Act of 1933 for the registration by the Corporation of shares of the Corporation's Common Stock (the "Shares") issuable upon exercise of options which have been or may be granted under the Corporation's 1995 Stock Incentive Plan (the "Plan").

                As general counsel of the Corporation, we have examined and are familiar with the Corporation's Certificate of Incorporation and By-Laws, its corporate proceedings taken in connection with the Plan, and such certificates of public officials and such other corporate records and other documents as we have deemed necessary in rendering this opinion.

                Based upon the foregoing, we are of the opinion that:

                1. The Corporation is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

                2. The Shares have been duly authorized and, upon issuance in accordance with the terms of the Plan, and the awards or options granted thereunder, will be legally issued, fully paid and nonassessable.

                We consent to being named in the Registration Statement on Form S-8 as attorneys who have passed upon legal matters in connection with the Shares and we consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                        Very truly yours,

                                                        /s/ CHRISTY & VIENER